Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Treaty Energy Corporation (“the Company”) of our report dated April 13, 2010, relating to the Company’s financial statements appearing in the Form 10-K for each of the years ended December 31, 2009 and 2008.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

February 18, 2011